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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN LAND & NURSERIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 GRIFFIN LAND & NURSERIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 11, 2010

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. ("Griffin") will be held in the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019, on the 11th day of May 2010, at 10:00 a.m., local time, to consider and act upon:

  1.
  The election of Winston J. Churchill, Jr., Edgar M. Cullman, David M. Danziger, Frederick M. Danziger, Thomas C. Israel, Albert H. Small, Jr. and David F. Stein as directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2010; and

  3.
  Such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

        Only stockholders of record at the close of business on March 30, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

ANTHONY J. GALICI Secretary

Dated:    April 5, 2010

 GRIFFIN LAND & NURSERIES, INC.
ONE ROCKEFELLER PLAZA
SUITE 2301
NEW YORK, NEW YORK 10020

 PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 11, 2010 in the New York Hilton Hotel at 1335 Avenue of the Americas, New York, NY, 10019, for the purposes set forth in the accompanying notice of meeting. We anticipate that the Proxy Statement and proxy card will be distributed to stockholders on or about April 7, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2010

The Company's Proxy Statement and Annual Report are available at
http://materials.proxyvote.com/398231

        The following proxy materials are available for review at http://materials.proxyvote.com/398231:

  •
  the Company's 2010 Proxy Statement;

  •
  the proxy card;

  •
  the Company's Annual Report for the fiscal year ended November 28, 2009; and

  •
  any amendments to the foregoing materials that are required to be furnished to stockholders.

        You may obtain directions to attend the Annual Meeting, where you may vote in person, by calling Griffin's corporate headquarters at (212) 218-7910.

        At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

  1.
  The election of Winston J. Churchill, Jr., Edgar M. Cullman, David M. Danziger, Frederick M. Danziger, Thomas C. Israel, Albert H. Small, Jr. and David F. Stein as directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2010; and

  3.
  Such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

        The Board recommends a vote "FOR" each of the nominees for director and "FOR" the ratification of the selection of Griffin's independent registered public accountants for fiscal 2010.

 GENERAL

        This solicitation is being made on behalf of the Board of Directors of Griffin. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted (i) for the election of Winston J. Churchill, Jr., Edgar M. Cullman, David M. Danziger, Frederick M. Danziger, Thomas C. Israel, Albert H. Small, Jr. and David F. Stein as directors as described in this Proxy Statement; and (ii) for ratification of the selection of McGladrey & Pullen, LLP as independent registered public accountants for Griffin. Directors will be elected by a plurality of the votes cast. Abstentions, votes withheld and broker "non-votes" will have no effect on the election of directors. The ratification of McGladrey & Pullen, LLP as independent registered public accountants for Griffin, and approval of any other matter that may be brought before the Annual Meeting, requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the proposal. Broker "non-votes" will be treated as though they are not entitled to vote and will have no effect on the outcome of the proposal.

        Management knows of no matters that may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

        The cost of solicitation of proxies by the Board of Directors will be borne by Griffin. Such solicitation will be made by mail and, in addition, may be made by officers and employees of Griffin personally or by telephone, facsimile or electronic mail. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties. The solicitation and recording of proxies is being done by Griffin's registrar and transfer agent, American Stock Transfer & Trust Company, and will cost less than $7,500.

        Each holder of a share of Common Stock of Griffin, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share held of record by such person at the close of business on March 30, 2010 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, Griffin had outstanding 5,102,436 shares of Common Stock (none of which constituted shares of treasury stock). A majority of these shares present in person or represented by proxy will constitute a quorum at the Annual Meeting. A total of 2,494,606 shares of Common Stock, representing approximately 48.9% of the outstanding shares of Common Stock, are held by members of the Cullman & Ernst Group (as defined herein).

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

        Proposals by stockholders for Griffin's 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by Griffin before December 8, 2010, if such proposal is to be considered for inclusion in the 2011 proxy materials of Griffin. Any stockholder proposal not intended to be included in the proxy materials for the 2011 Annual Meeting must be received by Griffin no later than February 21, 2011 or else management of Griffin will retain discretion to vote proxies received for that meeting in their discretion with respect to any such proposal.

 I.    ELECTION OF DIRECTORS

        At the 2010 Annual Meeting of Stockholders, seven directors (which will comprise the entire Board) are to be elected. The Board of Directors proposed the nominees listed below for election as directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If, for any reason, any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors, or the Board may elect to reduce the size of the Board.

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Serves as a Director of the Following Corporations
Winston J. Churchill, Jr. (b) (c)	(69)	1997	Managing General Partner of SCP Partners; Chairman of CIP Capital Management, Inc.	Rodman & Renshaw Capital Group, Inc.; Cyalume Technologies Holdings, Inc.; Innovative Solutions and Support, Inc.; Amkor Technology, Inc.
Edgar M. Cullman	(92)	1997	Chairman of the Board of Directors of General Cigar Holdings, Inc. from December 1996 through April 2005; Managing member of Culbro LLC January 2006—present	Bloomingdale Properties, Inc.
David M. Danziger (2)	(44)	2006	Executive Vice President of General Cigar Holdings, Inc. from January 1999 through April 2005; Managing member of Culbro LLC January 2006—present
Frederick M. Danziger (3)	(70)	1997	President and Chief Executive Officer of Griffin Land & Nurseries, Inc. since April 1997	Monro Muffler Brake, Inc.; Bloomingdale Properties, Inc.
Thomas C. Israel (a) (b) (c)	(66)	2000	Chairman of A.C. Israel Enterprises, Inc.
Albert H. Small, Jr. (a)	(53)	2009	President of Renaissance Housing Corporation from 1984 through March 2005; President of WCI Communities Mid-Atlantic Division from March 2005 through March 2008; Presently active in the development and management of several commercial and office developments in Washington D.C.
David F. Stein (a) (b) (c)	(69)	1997	Vice Chairman of J & W Seligman & Co., Inc. from 1996 through January 2009

Member of the (a) Audit Committee; (b) Compensation Committee; and (c) Nominating Committee.

1.
Except as otherwise indicated each director has had the same principal occupation during the past five years.

2.
David M. Danziger is the son of Frederick M. Danziger and the grandson of Edgar M. Cullman.

3.
Frederick M. Danziger is the son-in-law of Edgar M. Cullman.

4.
Winston J. Churchill, Jr. and Albert H. Small, Jr. are brothers-in-law.

        The Board of Directors held six meetings during fiscal 2009. Griffin's Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Committee memberships of the Board of Directors are indicated in the above table. No director attended fewer than 83% of all Board and Committee meetings (of Committees of which they were members during fiscal 2009).

        The Company encourages, but does not require, Board Members to attend the Annual Meeting of Stockholders. Last year, six of the seven Board Members attended the Annual Meeting of Stockholders.

Board Independence

        Under Nasdaq rules, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company's board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Churchill, Jr., Israel, Small, Jr. and Stein qualify as independent directors under Nasdaq rules.

Executive Officers who are not Directors

Name	Age	Principal Occupation During the Past Five Years
Anthony J. Galici	52	Vice President, Chief Financial Officer and Secretary of Griffin since April 1997
Michael S. Gamzon	40

Vice President of Griffin since January 2008. Investment Analyst with Alson Capital Partners, LLC from April 2005 until January 2008. Investment Analyst with Cobalt Capital Management, LLC from March 2002 until March 2005.

Scott Bosco	44	Vice President of Construction of the Griffin Land division since July 2005. Project Manager at Casle Corp. from March 1992 until June 2005.
Thomas M. Lescalleet	47	Senior Vice President of the Griffin Land division since March 2002.
Gregory M. Schaan	52	President and Chief Executive Officer of Imperial since October 1999.

  Michael S. Gamzon is the son-in-law of Frederick M. Danziger and the brother-in-law of David M. Danziger.

Audit Committee

        Griffin's Audit Committee consists of David F. Stein, Chairman, Thomas C. Israel and Albert H. Small, Jr. All of the members of the Audit Committee are independent directors. None of the members of the Audit Committee is considered a financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Act of 1934. The Audit Committee engaged an accounting and auditing firm as an advisor to the Audit Committee in carrying out its responsibilities, represented by a partner who is a certified public accountant with extensive experience in auditing the financial statements of public and private companies. Griffin has also engaged that accounting and auditing firm to assist in Griffin's preparation for compliance with certain provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee approves all auditing and non-auditing services, reviews audit reports and the scope of audit by Griffin's independent registered public accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time, such Committee makes recommendations to the Board of Directors with respect to the foregoing matters. The Audit Committee held five meetings in fiscal 2009 and recommended to the Board of Directors the selection of McGladrey & Pullen, LLP as the Company's independent registered public accountants (see "Selection of Independent Registered Public Accountants" on page 23).

Nominating Committee

        Griffin's Nominating Committee consists of Thomas C. Israel, Chairman, Winston J. Churchill, Jr. and David F. Stein. All of the members of the Nominating Committee are independent directors. The Nominating Committee reviews candidates for appointment to Griffin's Board of Directors. In searching for qualified director candidates for election to Griffin's Board of Directors and to fill vacancies on the Board, the Board may solicit current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as directors. The Nominating Committee does not have a policy on the consideration of board nominees recommended by stockholders. The Board believes such a policy is not necessary in that it will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by stockholders. The Nominating Committee does not have a charter. The Nominating Committee met once in fiscal 2009.

Communication with the Board or Nominating Committee

        Stockholders who wish to communicate with the Board of Directors or the Nominating Committee should address their communications to Thomas C. Israel, Chairman of the Nominating Committee, via first class mail, at Griffin Land & Nurseries, Inc., One Rockefeller Plaza, Suite 2301, New York, NY 10020. Such communication will be distributed to the specific Director(s) requested by the stockholder, or if generally to the Board of Directors, to other members of the Board of Directors as may be appropriate depending on the material outlined in the stockholder communication.

Compensation Committee

        Griffin's Compensation Committee consists of Winston J. Churchill, Jr., Chairman, Thomas C. Israel and David F. Stein. All of the members of the Compensation Committee are independent directors. The Compensation Committee oversees Griffin's executive compensation programs, Griffin's 2009 Stock Option Plan, Griffin's 401(k) Savings Plan and Griffin's Non-qualified Deferred Compensation Plan. No member of the Compensation Committee has been an officer or employee of Griffin. None of Griffin's executive officers have served as a director or member of the compensation committee of any entity whose executive officers served as a director of Griffin or member of Griffin's Compensation Committee. The Compensation Committee does not have a charter and met five times in fiscal 2009.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND PRINCIPAL HOLDERS

        The following table lists the number of shares of Common Stock of Griffin beneficially owned or held by: (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) the nominees for election as director; (iii) the Named Executive Officers (as defined below); and (iv) all directors and officers of Griffin, collectively. Unless otherwise indicated, information is provided as of March 30, 2010.

Name and Address (1)	Shares Beneficially Owned (2)	Percent of Total
Edgar M. Cullman (3)	904,842	17.5
Edgar M. Cullman, Jr. (3)	922,279	17.8
Louise B. Cullman (3)	774,275	15.0
Susan R. Cullman (3)	992,399	19.2
David M. Danziger (3)	52,308	1.0
Frederick M. Danziger (3)	373,312	7.2
Lucy C. Danziger (3)	788,680	15.3
John L. Ernst (3)	418,670	8.1
Michael S. Gamzon (3)	31,156	*
Winston J. Churchill, Jr.	62,921	1.2
SCP Partners
1200 Liberty Ridge Drive, Suite 300
Wayne, PA 19087
Thomas C. Israel	32,733	*
Ingleside Investors
12 East 49th Street
New York, NY 10017
Albert H. Small, Jr.	1,749	*
7311 Arrowood Road
Bethesda, MD 20817
David F. Stein	38,513	*
875 Park Avenue
New York, NY 10075
Anthony J. Galici	28,523	*
Griffin Land & Nurseries, Inc.
90 Salmon Brook Street
Granby, CT 06035
Gregory M. Schaan	17,750	*
Imperial Nurseries, Inc.
90 Salmon Brook Street
Granby, CT 06035
Thomas M. Lescalleet	6,000	*
Griffin Land
204 West Newberry Road
Bloomfield, CT 06002
Scott Bosco	833	*
Griffin Land
204 West Newberry Road
Bloomfield, CT 06002
B. Bros. Realty LLC (4)	233,792	4.5
Gabelli Funds, Inc. et al (5)	1,492,755	28.9
Gabelli Funds, Inc.
One Corporate Center
Rye, NY 10580
All directors and officers collectively, consisting of 12 persons (6)	1,550,640	30.0

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person named in the above table is 641 Lexington Avenue, New York, NY 10022.

(2)
This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected in footnotes 3 and 5. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes stock options granted pursuant to the Griffin Stock Option Plan, as amended, that are exercisable within 60 days of the Record Date as follows: Winston J. Churchill, Jr.—19,733 options; Thomas C. Israel—20,733 options; Albert H. Small, Jr.—1,749 options; David F. Stein—3,513 options; Anthony J. Galici—7,500 options; Gregory M. Schaan—7,500 options; and Scott Bosco—833 options. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in this footnote 2, are officers and directors. As of March 30, 2010, a group (the "Cullman and Ernst Group") consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests; and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,494,606 shares of Common Stock (approximately 48.9% of the outstanding shares of common stock). Among others, Edgar M. Cullman, Edgar M. Cullman, Jr., John L. Ernst, Frederick M. Danziger, David M. Danziger and Michael S. Gamzon (who are members of the Cullman & Ernst Group) hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable to third parties under standard pledge arrangements. A form filed with the Commission on behalf of the Cullman & Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together with shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Louise B. Cullman is the wife of Edgar M. Cullman; Edgar M. Cullman, Jr., is the son of Edgar M. Cullman and Louise B. Cullman; Susan R. Cullman and Lucy C. Danziger are the daughters of Edgar M. Cullman and Louise B. Cullman; Lucy C. Danziger is the wife of Frederick M. Danziger; David M. Danziger is the son of Frederick M. Danziger and Lucy C. Danziger; and Michael S. Gamzon is the son-in-law of Frederick M. Danziger and Lucy C. Danziger and the brother-in-law of David M. Danziger.

(3)
Included within the shares shown as beneficially owned by Edgar M. Cullman are 866,204 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by John L. Ernst are 411,321 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Frederick M. Danziger are 209,778 shares in which he holds shared investment and/or voting power. Included within the shares shown as beneficially owned by Edgar M. Cullman, Jr., are 715,146 shares in which he holds shared investment and/or voting power; included within the shares beneficially owned by Louise B. Cullman are 743,365 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Susan R. Cullman are 904,634 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Lucy C. Danziger are 728,358 shares in which she holds shared investment and/or voting power; and included within the shares shown as beneficially owned by David M. Danziger are 22,968 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Michael S. Gamzon are 31,156 shares in which he holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Edgar M. Cullman, Frederick M. Danziger, David M. Danziger, Michael S. Gamzon, Susan R. Cullman and John L. Ernst disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares. The shares shown as beneficially owned by Michael S. Gamzon are held in custodial accounts for his minor children under the United Gift to Minors Act.

(4)
The address of B. Bros. Realty LLC ("B. Bros.") is 641 Lexington Avenue, New York, NY 10022. Susan R. Cullman and John L. Ernst are the managers of B. Bros.

(5)
Griffin has received a copy of Schedule 13D, as amended, as filed with the Securities and Exchange Commission by Gabelli Funds, Inc. et al, reporting ownership of these shares as of March 29, 2010. As reported in said Schedule 13D, Gabelli Funds LLC reports beneficial ownership with respect to 534,417 of these shares, GAMCO Asset Management Inc. ("GAMCO") reports beneficial ownership with respect to 933,538 of these shares and Teton Advisors, Inc. ("Teton Advisors") reports beneficial ownership with respect to 25,000 of these shares. The securities have been acquired by GGCP, Inc. ("GGCP"), and certain of its direct and indirect subsidiaries, including GAMCO Investors, Inc. ("GBL"), on behalf of their investment advisory clients. Mario Gabelli, as the majority stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL, and the controlling shareholder of Teton Advisors is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons. GBL and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons other than Mario Gabelli. Each of said persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 37,000 of the reported shares, (ii) with respect to the 50,000 shares held by the Gabelli Capital Asset Fund, the 55,500 shares held by the Gabelli Equity Trust, the 103,000 shares held by the Gabelli Asset Fund, the 133,600 shares held by the Gabelli Value Fund, the 182,317 shares held by the Gabelli Small Cap Fund, and the 10,000 shares held by the Gabelli Equity Income Fund, the proxy voting committee of each such Fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such Funds, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to shares beneficially owned directly by the other reporting persons.

(6)
Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain officers and directors of Griffin.

 INTERESTS IN CERTAIN TRANSACTIONS

        Griffin reviews any relationships and transactions in which Griffin and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Griffin's corporate staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Griffin or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Griffin or a related person are disclosed in Griffin's Annual Report on Form 10-K and proxy statement.

        For the information of stockholders, attention is called to the following transactions between Griffin and other parties in which the persons mentioned below might have had a direct or indirect interest.

        Messrs. Edgar M. Cullman and Frederick M. Danziger are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") with whom other members of the Cullman & Ernst Group are associated. Real estate management and advisory services have been provided to Griffin by John Fletcher, an employee of Bloomingdale Properties, for which Mr. Fletcher receives compensation at a rate of approximately $50,000 per year.

        The information given in this Proxy Statement with respect to the five-year business experience of each director and officer, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid to each of Griffin's Named Executive Officers during the last completed fiscal year. The Named Executive Officers for the year ended November 28, 2009 are as follows:

Frederick M. Danziger	President and Chief Executive Officer ("CEO") of Griffin
Anthony J. Galici	Vice President, Chief Financial Officer and Secretary of Griffin
Michael S. Gamzon	Vice President of Griffin
Thomas M. Lescalleet	Senior Vice President of the Griffin Land division
Gregory M. Schaan	President and Chief Executive Officer of Imperial Nurseries, Inc.

Compensation Philosophy and Overview

        Griffin's compensation programs are designed to attract, motivate and retain the management talent Griffin believes is necessary to achieve its financial and strategic goals. Griffin's Compensation Committee strives to pay for performance by rewarding each of its Named Executive Officers for team results and his individual contributions to Griffin's success. In this way, Griffin believes that the interests of its executives align with the interests of its stockholders.

Design and Implementation

        With these objectives in mind, Griffin's Compensation Committee has built an executive compensation program that consists of three principal elements:

  1.
  Base Salary

  2.
  Annual Incentive Compensation Programs

  3.
  Long-Term Incentive Program

        Griffin also contributes to a 401(k) savings plan and deferred compensation plan on behalf of its executives. These contributions, however, comprise a relatively minor portion of Griffin's Named Executive Officers' compensation package.

  Base Salary

        Griffin pays base salaries to its Named Executive Officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. Griffin also believes that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

        The annual base salaries of Griffin's Named Executive Officers are determined by its President and CEO (except with regard to his salary) and approved annually by the Compensation Committee. The annual base salary of Griffin's President and CEO is determined by the Compensation Committee. All salary decisions are based on each Named Executive Officer's level of responsibility, experience and recent and past performance, as determined by the President and CEO and Compensation Committee, as applicable. Griffin does not benchmark its base salaries in any way, nor does Griffin employ the services of a compensation consultant.

  Annual Incentive Compensation Programs

        Griffin's annual incentive programs are designed to recognize short-term performance against established annual performance goals for each of its operating businesses, as explained below. These performance goals are developed by the President and CEO and approved or modified, as necessary, by the Compensation Committee. Additionally, the Compensation Committee retains the discretion to adjust any awards made to Griffin's executives, including making awards in the absence of the attainment of any of the performance goals under Griffin's annual incentive compensation plans. Any such adjustment may only be to the benefit of the participants. The Committee did not make any such adjustments in fiscal year 2009. Griffin makes annual incentive payments, if any, in the year following the year in which they are earned.

  Griffin Land

        Under the Griffin Land Incentive Compensation Plan for Fiscal Year 2009 (the "Griffin Land Incentive Plan"), incentive compensation is awarded based on certain defined components, including: (i) profit from property sales (10% of the pretax profit on property sales, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $150,000 of incentive compensation could have been accrued under this component); (ii) value generated from buildings built on speculation (10% of the incremental value generated, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $200,000 of incentive compensation could have been accrued under this component); (iii) value generated from build-to-suit projects entered into in fiscal 2009 (10% of the incremental value created, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $200,000 of incentive compensation could have been accrued under this component); (iv) the leasing of currently vacant space (a maximum of an aggregate $250,000 of incentive compensation could have been accrued under this component); and (v) the leasing of space becoming vacant in 2009 due to expiring leases (a maximum of an aggregate $37,500 of incentive compensation could have been accrued under this component). These objectives are designed to reward management for increasing the operating cash flow of the real estate business. Amounts earned under each objective are accrued into an incentive compensation pool up to a maximum incentive compensation of $837,500 if all targets are achieved at their maximum amounts. The incentive compensation pool is divided among executives and employees of Griffin Land. The amounts earned by Griffin Land employees under the Griffin Land Incentive Plan may be increased at the discretion of the Compensation Committee.

        The achievement of build-to-suit projects and the leasing of space becoming vacant goals resulted in $165,000 being accrued into the Griffin Land incentive compensation pool for fiscal 2009.

  Imperial Nurseries

        Under the Imperial Nurseries, Inc. ("Imperial") Incentive Compensation Plan for Fiscal Year 2009, (the "Imperial Incentive Plan"), Mr. Schaan was eligible to receive incentive compensation based on the achievement of an operating profit by Imperial. The amount to be accrued into Imperial's incentive compensation pool is a percentage of Imperial's operating profit achieved. If Imperial incurs an operating loss, no incentive compensation is accrued. If Imperial achieves an operating profit below $250,000, 33% of the operating profit is accrued into the incentive compensation pool. If Imperial's operating profit is between $250,000 and $500,000, $82,500 plus 40% of the operating profit above $250,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is between $500,000 and $750,000, $182,500 plus 50% of the operating profit above $500,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is above $750,000, $307,500 plus 33% of the operating profit above $750,000 is accrued into Imperial's incentive compensation pool. Because Imperial did not achieve an operating profit in fiscal year 2009, no amounts were accrued into Imperial's incentive compensation pool.

  Corporate

        The 2009 Corporate Incentive Compensation Plan (the "Corporate Incentive Plan") was designed to reward corporate employees, including Griffin's President and CEO, Vice President, Chief Financial Officer and Secretary and Vice President, based on the results of Griffin's operating businesses, consistent with Griffin's goal to award for performance through team results as discussed above. Under the Corporate Incentive Plan, the amount of corporate incentive compensation was based on the levels of incentive compensation earned at Griffin Land and Imperial. If each of Griffin Land and senior executives at Imperial had earned incentive compensation under their respective plans, then an amount equal to 80% of the sum of those respective pools was to accrue into the Corporate incentive compensation pool. However, because only Griffin Land employees earned incentive compensation, an amount equal to 15% of the amount of the Griffin Land incentive compensation pool was accrued into the Corporate incentive compensation pool, of which the Vice President and the Vice President, Chief Financial Officer and Secretary were beneficiaries. The Vice President and the Vice President, Chief Financial Officer and Secretary were each allocated 35% of that pool. The President and CEO received no allocation.

  Equity Program

        Griffin believes that equity ownership in Griffin is important to provide its Named Executive Officers with long-term incentives to build value for Griffin's stockholders. In addition, the equity program is designed to attract and retain the executive management team. The Griffin equity program consists entirely of stock option awards. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Griffin's value. This characteristic ensures that the Named Executive Officers have a meaningful portion of their compensation tied to future stock price increases. If Griffin's stock price increases, stock options have the potential to provide high returns to its executives, thus helping Griffin to attract and retain management. However, the realizable value of the stock options can fall to zero if the stock price is lower than the exercise price established on the date of grant.

        Stock option awards to Named Executive Officers are entirely discretionary. The President and CEO recommends whether and how many stock options should be awarded to the other Named Executive Officers, and the Compensation Committee approves or, if necessary, modifies his recommendations. The Compensation Committee solely determines whether and how many stock options should be awarded to the President and CEO. In making stock option award determinations, the President and CEO and Compensation Committee consider the prior contribution of participants and their expected future contributions to the growth of Griffin. In fiscal year 2009, an option to purchase 15,000 shares of common stock were awarded to Mr. Danziger and options to purchase 7,500 shares of common stock were awarded to each of the following Named Executive Officers: Mr. Galici, Mr. Gamzon, Mr. Lescalleet and Mr. Schaan. Also in fiscal 2009, options to purchase a total of 15,000 shares of common stock were awarded to five other Griffin employees.

        In fiscal 2009, the Board of Directors adopted the Griffin Land & Nurseries, Inc. 2009 Stock Option Plan (the "2009 Stock Option Plan"), which replaced the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 2009 Stock Option Plan was approved by Griffin's stockholders at Griffin's 2009 Annual Meeting of Stockholders held on May 12, 2009. The 2009 Stock Option Plan made available options to purchase 386,926 shares of Griffin common stock, which includes options to purchase the 161,926 shares that were available for issuance under the 1997 Stock Option Plan at the time it was replaced. The Compensation Committee of Griffin's Board of Directors administers the 2009 Stock Option Plan. Options granted under the 2009 Stock Option Plan may be either incentive stock options or non-qualified stock options issued at fair market value of a share of common stock on the date the award is approved by Griffin's Compensation Committee. Vesting of all of Griffin's previously issued stock options is solely based upon service requirements and does not contain market or performance conditions.

        In accordance with the 2009 Stock Option Plan, stock options granted to non-employee directors upon their initial election to the board of directors are fully exercisable immediately upon the date of the option grant. Stock options granted to non-employee directors upon their reelection to the board of directors vest on the second anniversary from the date of grant. Stock options granted to employees vest in equal installments on the third, fourth and fifth anniversaries from the date of grant. Stock options granted to employees and non-employee directors have a maximum term of ten years from the date of grant.

        Of the 386,926 shares of common stock originally reserved for issuance under the 2009 Stock Option Plan, as of November 28, 2009, 8,514 shares were subject to outstanding options granted under the 2009 Stock Option Plan. In addition, as of November 28, 2009, 382,197 shares were available for future awards under the 2009 Stock Option Plan (which included certain shares that again became available for issuance following the forfeiture of outstanding options). For more information on stock options, see the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards Table and their footnotes.

  Perquisites and Other Benefits

        Griffin's Named Executive Officers are eligible for the same health and welfare programs and benefits as the rest of its employees in their respective locations. In addition, Griffin's Vice President, Chief Financial Officer and Secretary receives an automobile allowance of $8,000 per year.

        Griffin's Named Executive Officers are entitled to participate in and receive employer contributions to Griffin's 401(k) Savings Plan. In addition, Griffin has established a Non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan") that allows eligible participants, including the Named Executive Officers, to defer portions of their annual base salary, as well as receive employer matching contributions with respect to deferrals that would exceed IRS limits under the Griffin 401(k) Savings Plan. For more information on employer contributions to the Griffin 401(k) Savings Plan and the Deferred Compensation Plan, see the Summary Compensation Table and its footnotes.

Other Employee Benefit Plans

  Savings Plan

        Griffin's Board of Directors adopted the Griffin 401(k) Plan (the "Griffin Savings Plan") in 1997 covering salaried and hourly employees of Griffin and its subsidiaries who are employed in the U.S. and are age 21 or over. In 2009, a participating employee who was not considered a highly compensated employee could have (i) deferred up to 5% of annual base salary through payroll deductions, with Griffin contributing an additional $0.60 for each dollar contributed by the employee and (ii) deferred an additional 10% of annual base salary without receiving any matching contributions. In 2009, highly compensated employees were limited to deferral of 4.4% of annual base salary with Griffin contributing an additional $0.60 for each dollar contributed by the highly compensated employee. Contributions made in 2009 through payroll deductions not in excess of $16,500 per employee may have been accumulated as pre-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to allocate their contributions among several alternative investment options. Employees are always 100% vested in their own contributions. Employees are cliff vested after three years of service with respect to Griffin's matching contributions.

        Griffin's matching contributions under the Griffin Savings Plan for the accounts of Griffin's Named Executive Officers are included under All Other Compensation in the Summary Compensation Table on page 16.

  Insurance and Health Programs

        Griffin maintains a variety of employee welfare plans providing medical, hospitalization and life insurance for all of its salaried employees and for certain hourly employees. Griffin provides long-term disability insurance for its salaried employees and accidental death & dismemberment insurance for certain hourly employees. Griffin also provides life, hospitalization and medical benefits for those retired employees who were (i) hired prior to December 31, 1993 and had a minimum of five years of service with Griffin prior to retirement and were 55 years of age as of December 31, 1993; or (ii) hired prior to December 31, 1993 and have a minimum of ten years of service with Griffin prior to retirement.

        Griffin's aggregate contributions for such employee welfare benefit plans in fiscal year 2009 amounted to approximately $650,000.

Analysis

  Base Salary

        The following table presents the salaries for Griffin's Named Executive Officers in 2009 and the percentage increase over their 2008 base salaries.

	Salary	% Increase
Mr. Danziger	$510,000	—
Mr. Galici	$262,500	2.9%
Mr. Gamzon	$262,500	2.9%
Mr. Lescalleet	$230,000	2.9%
Mr. Schaan	$240,000	2.8%

        Each of Griffin's Named Executive Officers who were employed by Griffin in 2008 received a nominal increase in base salary in 2009 with the exception of Mr. Danziger who did not receive an increase in base salary in 2009.

  Annual Incentive Compensation Program

        The following table presents the total annual incentive payments made to the Named Executive Officers for fiscal 2009, the amount of annual incentive compensation awarded under Griffin's respective annual incentive compensation plans, and the amount of any discretionary bonus the Compensation Committee awarded to the Named Executive Officers.

	Incentive Plan Payments	Discretionary Bonus Payments	Total Annual Incentive Payments
Mr. Danziger	—	—	—
Mr. Galici	$8,663	—	$8,663
Mr. Gamzon	$8,663	—	$8,663
Mr. Lescalleet	$49,500	—	$49,500
Mr. Schaan	—	$25,000	$25,000

  Griffin Land

        Mr. Lescalleet was awarded $49,500 in annual incentive compensation for 2009 based on the formula under the Griffin Land Incentive Plan.

  Imperial Nurseries

        Mr. Schaan did not receive an award under the Imperial Incentive Plan because Imperial did not achieve an operating profit in fiscal 2009. During fiscal 2009, the Compensation Committee exercised its discretion and awarded incentive compensation of $25,000 to Mr. Schaan. The Committee believed this amount was appropriate, in their business judgment, based on Mr. Schaan's role in negotiating a lease of the Florida farm to another grower and for his role in the liquidation of Imperial's Florida inventory prior to the shutdown of Imperial's operations at that farm in fiscal 2009.

  Corporate

        Because only employees at Griffin Land earned incentive compensation for fiscal 2009, under the Corporate Incentive Plan, the Vice President and the Vice President, Chief Financial Officer and Secretary were each entitled to receive incentive compensation of $8,663, and the President and CEO was not entitled to any incentive compensation. The Compensation Committee did not exercise its discretion to alter the formula result of the Corporate Incentive Plan.

Accounting and Tax Considerations

        Griffin does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of the Internal Revenue Code Section 162(m). While the Compensation Committee will give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its shareholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

        Section 4999 and Section 280G of the Internal Revenue Code provide that certain executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control of Griffin and that Griffin or its successors could lose an income tax deduction with respect to the payments subject to the excise tax. Griffin has not entered into any agreements with any executives that provide for a tax "gross up" or other reimbursement for taxes the executive might be required to pay pursuant to Section 4999 of the Internal Revenue Code.

        Section 409A of the Internal Revenue Code imposes significant additional taxes and interest on underpayments of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. Griffin has generally structured its programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management Griffin's Compensation Discussion and Analysis, and based upon this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for Griffin's 2010 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

                      Winston J. Churchill, Jr. (Chairman)
                      Thomas C. Israel
                      David F. Stein

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information regarding compensation of each of Griffin's Named Executive Officers for services rendered during fiscal 2009, fiscal 2008 and fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Frederick M. Danziger	2009	$510,000	$—	$—	$48,571	$15,055	(2)	$573,626
President and Chief Executive	2008	$508,558	$240,000	$—	$—	$15,491	(2)	$764,049
Officer of Griffin	2007	$493,556	$300,000	$—	$—	$14,968	(2)	$808,524
Anthony J. Galici	2009	$261,635	$—	$8,663	$17,833	$15,883	(3)	$304,014
Vice President, Chief Financial	2008	$254,038	$29,172	$10,828	$—	$16,056	(3)	$310,094
Officer and Secretary of Griffin	2007	$244,279	$35,930	$14,070	$—	$15,872	(3)	$310,151
Michael S. Gamzon	2009	$261,635	$—	$8,663	$121,011	$6,691	(4)	$398,000
Vice President of Griffin	2008	$222,635	$29,172	$10,828	$88,644	$192	(4)	$351,471
Thomas M. Lescalleet	2009	$229,692	$—	$49,500	$17,833	$10,073	(5)	$307,098
Senior Vice President,	2008	$222,875	$—	$65,000	$—	$10,300	(5)	$298,175
Griffin Land division	2007	$216,327	$—	$84,000	$—	$10,011	(5)	$310,338
Gregory M. Schaan	2009	$239,250	$25,000	$—	$17,833	$11,533	(6)	$293,616
President and Chief Executive	2008	$237,271	$—	$—	$—	$7,286	(6)	$244,557
Officer of Imperial Nurseries	2007	$228,468	$—	$—	$—	$7,028	(6)	$235,496

(1)
Option award amounts represent the amount recognized in the financial statements for options granted to each of the Named Executive Officers in fiscal 2009, fiscal 2008 and fiscal 2007. The assumptions used in determining the fair value of the option awards for which expense is recognized are set forth in Note 12 of the consolidated financial statements included in Item 8 of Griffin's Form 10-K for the year ended November 28, 2009. Option awards are made at the discretion of the Compensation Committee. Stock options issued to employees vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. Expense is recognized ratably in monthly increments over the three, four and five year vesting periods. The expense recognized is based on the grant date fair value of the options. The grant date fair value does not change to reflect any subsequent changes in Griffin's stock price.

(2)
2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,059 and matching contributions related to the Deferred Compensation Plan of $10,804.

2008: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,429 and matching contributions related to the Deferred Compensation Plan of $10,870.

2007: Represents life insurance premiums of $168, matching contributions related to the Griffin 401(k) Savings Plan of $3,966 and matching contributions related to the Deferred Compensation Plan of $10,834.

(3)
2009: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,297, matching contributions related to the Deferred Compensation Plan of $3,221 and an automobile allowance of $8,000.

2008: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,721, matching contributions related to the Deferred Compensation Plan of $2,970 and an automobile allowance of $8,000.

2007: Represents life insurance premiums of $341, matching contributions related to the Griffin 401(k) Savings Plan of $4,227, matching contributions related to the Deferred Compensation Plan of $3,304 and an automobile allowance of $8,000.

(4)
2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,167 and matching contributions related to the Deferred Compensation Plan of $2,332.

2008: Represents life insurance premiums of $192.

Mr. Gamzon was not employed by Griffin in 2007.

(5)
2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,465, matching contributions related to the Deferred Compensation Plan of $2,116 and a medical insurance allowance of $3,300.

2008: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,925, matching contributions related to the Deferred Compensation Plan of $1,883 and a medical insurance allowance of $3,300.

2007: Represents life insurance premiums of $168, matching contributions related to the Griffin 401(k) Savings Plan of $4,385, matching contributions related to the Deferred Compensation Plan of $2,158 and a medical insurance allowance of $3,300.

(6)
2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,216, matching contributions related to the Deferred Compensation Plan of $2,635 and payment for unused vacation of $4,490.

2008: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,669 and matching contributions related to the Deferred Compensation Plan of $2,425.

2007: Represents life insurance premiums of $168, matching contributions related to the Griffin 401(k) Savings Plan of $4,268 and matching contributions related to the Deferred Compensation Plan of $2,592.

Grants of Plan-Based Awards

        The following table presents information regarding the incentive awards granted to Griffin's Named Executive Officers for fiscal 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				Option Awards: Number of Securities Underlying Options (#)
							Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
						Exercise Price of Option Awards ($/sh)
Name	Grant Date	Target ($)	Maximum ($)
Frederick M. Danziger (1)	1/21/2009	$—	n/a	15,000	(4)	$33.07	$34.30	$223,215
Anthony J. Galici (1)	1/21/2009	$8,663	n/a	7,500	(4)	$33.07	$34.30	$107,993
Michael S. Gamzon (1)	1/21/2009	$8,663	n/a	7,500	(4)	$33.07	$34.30	$111,608
Thomas M. Lescalleet (2)	1/21/2009	$49,500	$251,250	7,500	(4)	$33.07	$34.30	$107,993
Gregory M. Schaan (3)	1/21/2009	$—	n/a	7,500	(4)	$33.07	$34.30	$107,993

(1)
There are no threshold, target or maximum levels under the Corporate Incentive Plan. The amounts of payments to Messrs. Danziger, Galici and Gamzon under the Corporate Incentive Plan, if any, depend on the performance of Griffin's operating businesses during the fiscal year. The amounts shown for Messrs. Danziger, Galici and Gamzon in the Target column reflect the amounts payable to them under the plan based on the performance of Imperial and Griffin Land in fiscal 2009. Mr. Danziger did not receive a formula-based award pursuant to the Corporate Incentive Plan. The Compensation Committee did not exercise its discretion to award Mr. Danziger, Mr. Galici or Mr. Gamzon a bonus for fiscal 2009.

(2)
The Griffin Land Incentive Plan has no threshold or target levels; however, there is a maximum amount payable to Mr. Lescalleet under the Griffin Land Incentive Plan as shown in the Maximum column. The amount in the Target column for Mr. Lescalleet reflects the amount payable based on Griffin Land's performance during fiscal 2009.

(3)
There are no threshold, target or maximum levels under the Imperial Incentive Plan. The amounts payable to Mr. Schaan under the Imperial Incentive Plan depend on the operating profit, if any, of Imperial for the fiscal year. Based on Imperial's performance during fiscal 2009, Mr. Schaan was not eligible to receive any payout pursuant to the Imperial Incentive Plan. Therefore, the representative amount shown under the Target column for Mr. Schaan is $0.

(4)
All options were granted on January 21, 2009, under the Griffin Land & Nurseries' Inc. 1997 Stock Option Plan, as amended, and have a term of ten years from the date of grant. All such options vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The amount recognized for financial reporting purposes is included in the Option Awards column of the Summary Compensation Table. In accordance with the 1997 Stock Option Plan, as amended, the exercise price of each grant is equal to 100% of the market closing price on the trading day immediately prior to the grant date of January 21, 2009.

Employment Agreement with Named Executive Officer

        Gregory M. Schaan and Imperial entered into an employment agreement (the "Employment Agreement") dated January 1, 2001, pursuant to which Mr. Schaan agreed to serve as President of Imperial for the term of the agreement. The initial term of the Employment Agreement ended on November 30, 2003 and the agreement renews automatically for one year each December 1, unless written notice is given by either party at least sixty days prior to December 1. The Employment Agreement states that Mr. Schaan's annual base salary as of December 1, 2001 is $210,000. Subsequent increases in Mr. Schaan's annual base salary, in the absence of an agreement, is to be determined by the Compensation Committee of the Board of Directors, but will not be less than the previous year's annual base salary. The Employment Agreement also provides that Mr. Schaan is entitled to receive not less than 30% of Imperial's senior management incentive compensation pool as approved by the Compensation Committee. Mr. Schaan is also entitled to the use of a motor vehicle selected in the reasonable discretion of Imperial, including appropriate insurance, and a term life insurance policy in an amount equal to Mr. Schaan's annual base salary. The Employment Agreement also prohibits Mr. Schaan from competing with Imperial for one year after his employment terminates. For a discussion of the termination provisions and payments thereunder, please see the discussion in "Potential Payments Upon Termination or Change in Control" on page 19.

Outstanding Equity Awards

        The following table presents information with respect to each unexercised stock options held by Griffin's Named Executive Officers as of November 28, 2009. There are no restricted stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Exercisable	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Unexercisable
Frederick M. Danziger	—	15,000	$33.07	1/20/2019	$—	$—	(2)

Anthony J. Galici	7,500	—	$13.00	12/15/2010	$122,100	$—
	—	7,500	$33.07	1/20/2019	$—	$—	(2)

Totals	7,500	7,500			$122,100	$—

Michael S. Gamzon	—	25,000	$34.04	1/09/2018	$—	$—	(2)
	—	7,500	$33.07	1/20/2019	$—	$—	(2)

Totals	—	32,500			$—	$—

Thomas M. Lescalleet	—	7,500	$33.07	1/20/2019	$—	$—	(2)

Gregory M. Schaan	10,000	—	$11.22	1/17/2010	$180,600	$—
	7,500	—	$13.00	12/15/2010	$122,100	$—
	—	7,500	$33.07	1/20/2019	$—	$—	(2)

Totals	17,500	7,500			$302,700	$—

(1)
The amounts presented in this column have been calculated based upon the difference between the fair market value of $29.28 per share (the average of the high and low prices of Griffin's common stock on November 28, 2009) and the exercise price of each stock option.

(2)
There is no amount stated because the exercise price of the stock options is greater than the fair market value of $29.28 per share on November 28, 2009.

Option Exercises and Stock Vested

        The following table presents information with respect to amounts received upon exercise of options, SARs or the vesting of stock, including restricted stock (or similar instruments) by Griffin's Named Executive Officers in fiscal 2009.

	Option Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $
Frederick M. Danziger	—	—
Anthony J. Galici	10,000	$188,290
Michael S. Gamzon	—	—
Thomas M. Lescalleet	—	—
Gregory M. Schaan	7,547	$176,524

Non-Qualified Deferred Compensation

        Griffin maintains a Deferred Compensation Plan for certain of its employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin 401(k) Savings Plan. A portion of an eligible employee's salary may be deferred. The investment options in the Deferred Compensation Plan mirror those of the Griffin 401(k) Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from Griffin's general assets. Performance results of an employee's balance in the Deferred Compensation Plan is based on the returns of the mutual funds selected by the employee as if the amounts deferred were invested in the selected mutual funds. Distributions from the Deferred Compensation Plan may occur at termination of employment and/or at the time of qualifying hardship events, as defined. The following table presents information with respect to defined contribution plans or other plans providing for deferral of compensation on a non-tax qualified basis for Griffin's Named Executive Officers as of November 28, 2009.

Name	Executive Contributions for FYE 11/28/2009	Griffin Contributions for FYE 11/28/2009	Aggregate Earnings in FYE 11/28/2009	Aggregate Balance as of FYE 11/28/2009
Frederick M. Danziger	$39,283	$10,804	$96,092	$553,308
Anthony J. Galici	$27,934	$3,221	$46,458	$245,731
Michael S. Gamzon	$10,155	$2,332	$1,379	$13,866
Thomas M. Lescalleet	$12,605	$2,116	$(3,298)	$51,453
Gregory M. Schaan	$30,355	$2,635	$49,699	$231,880

Potential Payments Upon Termination or Change in Control

        Imperial's Employment Agreement with Mr. Schaan governs the terms of Mr. Schaan's post-employment compensation in the event of termination or a change in control of Imperial (as defined in the Employment Agreement).

        In the event of Mr. Schaan's death or disability, Imperial will pay Mr. Schaan the sum of (i) his then current annual base salary and (ii) with respect to the year of Mr. Schaan's death or disability (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan had died or became disabled on November 28, 2009, Imperial would have been obligated to pay $240,000 to Mr. Schaan, or his estate, as applicable.

        In the event that Mr. Schaan terminates his employment (i) following a change in control of Imperial (as defined in the Employment Agreement), (ii) after being assigned duties that are significantly adversely different than those described in the Employment Agreement, (iii) following removal from any of the positions described in the Employment Agreement, (iv) following a material reduction in Imperial's fringe benefits, (v) after Imperial fails to have a successor assume the Employment Agreement, or (vi) after Imperial becomes insolvent or files a bankruptcy petition, Mr. Schaan is entitled to severance in an amount equal to the sum of (i) his then annual base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan terminated his employment following any of these events, he would have been entitled to receive $240,000.

        In the event that Imperial terminates Mr. Schaan's employment other than for cause, Mr. Schaan is entitled to severance in the amount of the sum of (i) his then current base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year.

        If Mr. Schaan's employment is terminated by a successor in interest within one year following a merger or sale, if there is a change in control (as defined in the Employment Agreement), or if Mr. Schaan terminates his employment with the successor within one year for any reason, Griffin agrees to employ Mr. Schaan for a period of one year.

Director Compensation

        The following table represents information regarding the compensation paid during fiscal 2009 to members of Griffin's Board of Directors who are not also employees (the "Non-Employee Directors"). The compensation paid to Mr. Frederick M. Danziger is presented above in the Summary Compensation Table and the related explanatory notes.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)		Total ($)
Winston J. Churchill, Jr.	$48,500		$19,044	(1)	$67,544
Edgar M. Cullman	$46,000		$5,388	(1)	$51,388
David M. Danziger	$31,000		$5,388	(1)	$36,388
Frederick M. Danziger	—		—		—
Thomas C. Israel	$56,000		$19,044	(1)	$75,044
Albert H. Small, Jr.	$38,250	(2)	32,547	(1)	$70,797
David F. Stein	$60,500		$19,044	(1)	$79,544

(1)
These amounts reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2009. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of Griffin's Form 10-K in Note 12 of the Notes to Consolidated Financial Statements.

(2)
Albert H. Small, Jr. became a member of the Board of Directors on January 22, 2009.

        The following table represents the number of outstanding and unexercised stock option awards held by each of the Non-Employee Directors as of November 28, 2009:

Director	Number of Shares Subject to Outstanding Options as of 11/28/09
Winston J. Churchill, Jr.	21,152
Edgar M. Cullman	1,419
David M. Danziger	1,419
Thomas C. Israel	22,152
Albert H. Small, Jr.	3,168
David F. Stein	4,932

        Members of the Board of Directors who are not employees of Griffin receive $25,000 per year and $1,000 for each Board and Committee meeting they attend. The Chairman of the Board of Directors receives an annual fee of $15,000. The Chairmen of the Audit and Compensation Committees each receive an annual fee of $10,000 per year. The Nominating Committee Chairman receives an annual fee of $5,000 per year. Audit and Compensation Committee members, excluding the Chairmen, each receive $5,000 per year for their service on the Committees. Members of the Nominating Committee, excluding the Chairman, each receive $2,500 per year for their service on the Committee. Annual retainers are paid in quarterly installments. The 2009 Stock Option Plan provides that Non-Employee Directors who are not members of the Cullman & Ernst Group (as defined in Note 2 of Security Ownership of Certain Beneficial Owners and Management and Principal Holders in this Proxy Statement) annually receive options exercisable for shares of common stock at an exercise price that is equal to the fair market value of a share of stock at the time of grant. Under the 2009 Stock Option Plan, the number of shares, subject to options, granted to Non-Employee Directors upon their reelection to the Board of Directors, is equal to $40,000 divided by the fair market value per share of Griffin common stock at the time of grant. In 2009, Griffin granted Messrs. Churchill, Jr., Cullman, David M. Danziger, Israel, Small, Jr., and Stein each options exercisable for 1,419 shares of Common Stock at the time of their reelection to the Board of Directors. Griffin expects to grant additional options to its Non-Employee Directors in 2010 consistent with the 2009 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. The stock option ownership of the officers is disclosed in the stock option table set forth above and the description of stock option grants to directors is disclosed under the heading "Director Compensation." Based solely on its review of the copies of such reports received by it, Griffin believes that with respect to fiscal 2009, all such Section 16(a) filing requirements were satisfied except that one Form 4 for Gregory M. Schaan to report an exercise of a stock option was filed late.

 AUDIT COMMITTEE REPORT

  Membership and Role of the Audit Committee

        Griffin's Audit Committee is comprised of Mr. Stein, Chairman, Mr. Israel and Mr. Small, Jr. All of the members of the Audit Committee are independent directors as defined under the rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter originally adopted by the Board of Directors in 1999 and subsequently amended and reapproved. The Audit Committee charter was attached as Appendix A to Griffin's Proxy Statement filed with the Securities and Exchange Commission on April 14, 2008.

        The primary function of the Audit Committee is to assist Griffin's Board of Directors with its oversight responsibilities regarding: (i) the integrity of Griffin's financial statements; (ii) Griffin's compliance with legal and regulatory requirements; (iii) the independent registered public accountants qualifications and independence; and (iv) the performance of the independent registered public accountants. The Committee prepared the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in this annual proxy statement.

        The Audit Committee's powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by Griffin regarding accounting, internal accounting controls or auditing matters; and (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of Griffin's financial statements.

  Review of the Company's Audited Financial Statements for the Fiscal Year Ended November 28, 2009

        The Audit Committee reviewed and discussed the audited consolidated financial statements of Griffin for the fiscal year ended November 28, 2009 with Griffin's management. The Audit Committee discussed with McGladrey & Pullen, LLP, Griffin's independent registered public accountants for the fiscal year ended November 28, 2009, the matters required to be discussed by Statements on Auditing Standards ("SAS") No. 61 "Communication with Audit Committees", as amended by SAS No. 91.

        The Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence. The Audit Committee has discussed the independence of McGladrey & Pullen, LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Griffin's audited consolidated financial statements be included in Griffin's Annual Report on Form 10-K for the fiscal year ended November 28, 2009 for filing with the SEC.

Submitted By:	David F. Stein (Chairman) Thomas C. Israel Albert H. Small, Jr.

        The Board Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that Griffin specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 II.    SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors expects to appoint the firm of McGladrey & Pullen, LLP as independent registered public accountants to audit the financial statements of Griffin for the fiscal year ending November 27, 2010, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification.

        The following is a summary of the fees incurred by Griffin for professional services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an independent company associated with McGladrey & Pullen, LLP through an alternative practice structure) for fiscal 2009 and fiscal 2008:

	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit fees (1)	$695,258	$602,000
Audit-related fees	21,325	21,000
Tax fees	41,179	5,500
All other	23,200	—

	$780,962	$628,500

  In fiscal 2008, $84,000 was paid to PricewaterhouseCoopers LLP for tax services.

  (1)
  Fiscal 2009 fees include $60,000 for additional audit work related to the Florida farm restructuring in connection with the fiscal 2008 audit.

        Audit fees consist of fees incurred for professional services rendered for the audit of Griffin's consolidated financial statements and for the review of Griffin's interim consolidated financial statements. Audit-related fees include fees incurred for professional services rendered for the audit of Griffin's 401(k) Savings Plan by McGladrey & Pullen LLP. Tax fees consist of fees incurred for professional services performed by RSM McGladrey, Inc. relating to tax compliance, tax reporting and tax planning. There were no consulting fees paid to McGladrey & Pullen, LLP in fiscal 2009 or fiscal 2008.

        The Audit Committee's policy is to pre-approve all audit, audit-related and tax services to be provided by the independent registered public accountants. During fiscal 2009, Griffin's Audit Committee pre-approved all audit, audit-related and tax services. The Audit Committee has considered the non-audit services provided by McGladrey & Pullen, LLP and determined that the services provided were compatible with maintaining the independence of McGladrey & Pullen LLP.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
SELECTION OF McGLADREY & PULLEN, LLP

        While the submission of this proposal to a vote of stockholders is not legally required, the Audit Committee and management believe that stockholder ratification of Griffin's selection of independent registered public accountants is desirable. In the event this selection is not ratified by the affirmative vote of a majority of shares of Griffin common stock present or represented by proxy and entitled to vote on the selection, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace McGladrey & Pullen, LLP as independent registered public accountants at a later date without the approval of the stockholders.

        A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

        A copy of Griffin's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to Griffin's stockholders without charge at the web site (http://www.sec.gov/) maintained by the Securities and Exchange Commission and at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. In addition, a limited number of copies are available at Griffin's offices and may be obtained upon written request to:

Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, New York 10020 Attention: Corporate Secretary

Dated:    April 5, 2010

GRIFFIN LAND & NURSERIES, INC.

PROXY

ONE ROCKEFELLER PLAZA

SUITE 2301

NEW YORK, NY 10020

SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. (“Griffin”) hereby authorizes and appoints Frederick M. Danziger and Michael S. Gamzon, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held at the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 at 10:00 a.m. local time, on May 11, 2010 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

GRIFFIN LAND & NURSERIES, INC.

May 11, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

☐	20730000000000001000 4	051507

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS. NOMINEES ARE LISTED BELOW.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Winston J. Churchill, Jr.
☐ Edgar M. Cullman
☐	WITHHOLD AUTHORITY	☐ David M. Danziger
	FOR ALL NOMINEES	☐ Frederick M. Danziger
☐ Thomas C. Israel
☐	FOR ALL EXCEPT	☐ Albert H. Small, Jr.
	(See instructions below)	☐ David F. Stein

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	Ratification of the Selection of Independent Registered Public Accountants	☐	☐	☐

I plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:         Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executer, administrator, attorney, trustee or guardian, please give full side as such. If this signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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GRIFFIN LAND & NURSERIES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 11, 2010
GRIFFIN LAND & NURSERIES, INC. ONE ROCKEFELLER PLAZA SUITE 2301 NEW YORK, NEW YORK 10020
PROXY STATEMENT
The Company's Proxy Statement and Annual Report are available at http://materials.proxyvote.com/398231
GENERAL
STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
I. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND PRINCIPAL HOLDERS
INTERESTS IN CERTAIN TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
AUDIT COMMITTEE REPORT
II. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF McGLADREY & PULLEN, LLP